TherapeuticsMD, Inc. 10-Q

Exhibit 10.5

Execution Version

SUBSCRIPTION AGREEMENT

This Subscription Agreement is entered into and dated as of August 5, 2020 (this “Agreement”), by and among TherapeuticsMD, Inc., a Nevada corporation with offices located at 951 Yamato Road, Suite 220, Boca Raton, FL 33431 (the “Company”), and the Subscribers identified on the Schedule of Subscribers attached hereto (each, a “Subscriber” and, together, the “Subscribers”). Capitalized terms not defined below shall have the meaning as set forth in Section 1.1.

RECITALS

A.       The Company and each Subscriber is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the 1933 Act.

B.       The Company is a borrower under that certain Financing Agreement, dated as of April 24, 2019, by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders from time to time party thereto, and Sixth Street Specialty Lending, Inc. (f/k/a TPG Specialty Lending, Inc.), as administrative agent for the lenders thereunder (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Financing Agreement”).

C.       To induce the Subscribers (or Affiliates thereof) to further amend the Financing Agreement, the Company wishes to issue, upon the terms and conditions stated in this Agreement, a warrant to acquire up to that aggregate number of shares of Common Stock set forth opposite such Subscriber’s name in column (3) on the Schedule of Subscribers, in the form attached hereto as Exhibit A (the “Warrants”) (as exercised, collectively, the “Warrant Shares”), subject to adjustment for any stock split, stock dividend, stock combination, reclassification or similar transaction.

E.       The Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Subscriber, severally and not jointly, agree as follows:

ARTICLE I.
DEFINITIONS

1.1          Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the meanings set forth in this Section 1.1:

“1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Affiliate” shall have the meaning ascribed to such term in Rule 405 of the 1933 Act.

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in the City of New York, New York generally are open for use by customers on such day.

“Common Stock” means (a) the Company’s shares of common stock, par value $0.001 per share, and (b) any share capital into which such common stock shall have been changed or any share capital resulting from a reclassification, reorganization or recapitalization of such common stock.

“Designee” means Sixth Street Specialty Lending, Inc.

“Eligible Market” means the Principal Market, the NYSE American, The Nasdaq Global Select Market, The Nasdaq Global Market, The Nasdaq Capital Market or The New York Stock Exchange, Inc.

“Governmental Authority” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, commissioner, bureau, tribunal, instrumentality, official, ministry, fund, foundation, center, organization, board, unit, body or Person and any court or other tribunal); or (d) regulatory or self-regulatory organization (including the Principal Market or other applicable Eligible Market).

“Lien” means any mortgage, deed of trust, lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right or other restrictions of any kind.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Principal Market” means The Nasdaq Stock Market LLC.

“Proceeding” means an action, claim, suit, inquiry, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or, to the Company’s knowledge, threatened in writing.

“Required Holders” means the holders of Warrants representing at least a majority of the number of shares of Common Stock issuable upon exercise of the Warrants then outstanding and shall include the Designee so long as the Designee or any of its Affiliates holds any Warrants.

“SEC Reports” shall mean all reports, schedules, forms, applications and other documents, together with any amendments required to be made with respect thereto, required to be filed by the Company under the 1933 Act and the 1934 Act, including pursuant to Section 13(a) or 15(d) thereof, for the two (2) years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such materials).

“Subsidiary” has the meaning as set forth in the Financing Agreement.

“Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

“Transaction Documents” means this Agreement, the Warrants and any other documents, certificates, letters of instruction, or agreements executed or delivered in connection with the transactions contemplated hereby, but shall not include the Loan Documents (as defined in the Financing Agreement).

ARTICLE II.
PURCHASE AND SALE

2.1         Purchase and Sale of the Securities. Subject to the terms and conditions of this Agreement, each Subscriber agrees, severally and not jointly, to purchase from the Company, and the Company agrees to sell and issue to each Subscriber, at the Closing, such Warrants to acquire up to that aggregate number of Warrant Shares as is set forth opposite such Subscriber’s name in column (3) on the Schedule of Subscribers.

2.2         Closing. The issuance of the Warrants pursuant to the terms of this Agreement (the “Closing”) shall take place remotely by electronic transfer of Closing documentation at 10:00 a.m. (New York City time) on the date hereof (the “Closing Date”).

2.3         Form of Payment. On the Closing Date, the Company shall deliver to each Subscriber a Warrant pursuant to which such Subscriber shall have the right to acquire up to such aggregate number of Warrant Shares as is set forth opposite such Subscriber’s name in column (3) of the Schedule of Subscribers, duly executed on behalf of the Company and registered in the name of such Subscriber or its designee.

2.4         Tax Matters. The parties agree that for U.S. federal income tax purposes (a) pursuant to Treasury Regulation 1.761-3 the Warrant shall not be treated as stock of the Company unless and until exercised in accordance with the terms hereof, (b) the issuance of the Warrant shall be treated as a payment in respect of the Initial Term Loan (as defined in the Financing Agreement) (and not as a fee or as a payment of interest) and (c) (1) the Initial Term Loan and the Warrant constitute an “investment unit” and (2) the issue price of the Initial Term Loan is $192,500,000 and the issue price of the Warrant is $7,500,000 (clauses (a) through (b), the “Tax Treatment”). Neither the Company nor the Subscribers shall take any position inconsistent with the Tax Treatment on any tax return except required otherwise by a change in law or pursuant to a final determination by an applicable tax authority.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be made as of such date) to each of the Subscribers, except as set forth in the Schedules delivered herewith:

(a)              Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its respective obligations hereunder and thereunder. Other than the Required Approvals (as defined in Section 3.1(c)), the execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated hereunder and thereunder have been duly authorized by all necessary action on the part of the Company and no further consent or action is required by the Company, or its board of directors or stockholders. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company, and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company, enforceable against the Company, in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(b)              No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Warrants and the Warrant Shares and the reservation for issuance of the Warrant Shares) do not and will not (i) conflict with or violate any provision of the Company’s or any of its Subsidiaries’ certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any of its Subsidiaries, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or a Company Subsidiary’s debt or otherwise) or other understanding to which the Company any of its Subsidiaries is a party or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which the Company or a Company Subsidiary is subject (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market), or by which any property or asset of the Company or a Company Subsidiary is bound or affected; except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to, (i) have or result in a material adverse effect on the legality, validity, binding effect or enforceability of any Transaction Document, (ii) have or result in a material adverse effect on the business operations, properties, assets, condition (financial or otherwise) or liabilities of the Company and its Subsidiaries, taken as a whole, or (iii) have or result in a material adverse effect on the Company’s authority or ability to perform fully on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”).

(c)              Filings, Consents and Approvals. Neither the Company nor any Company Subsidiary is required to obtain any consent, waiver, authorization, permit or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) the filing by the Company of a Notice of Sale of Securities on Form D with the Commission under Regulation D and state and applicable Blue Sky filings, (ii) the filing of any requisite notices and/or applications(s) to the Principal Market for the issuance and sale of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants and the listing of the Warrant Shares for trading thereon, and (iii) the filing of a Current Report on Form 8-K, or the disclosure required thereby in another filing, with the Commission (collectively, but excluding the foregoing clauses (i) through (iii), the “Required Approvals”). All Required Approvals have been obtained or effected on or prior to the Closing Date, and neither the Company nor any Company Subsidiary are aware of any facts or circumstances which might prevent the Company or any Company Subsidiary from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents. The Company is not in violation of any material requirements of the Principal Market and has no knowledge of any facts or circumstances which would reasonably be expected to result in the delisting or suspension of the Common Stock in the foreseeable future.

(d)              Issuance of the Securities. The issuance of the Warrants is duly authorized and, upon issuance in accordance with the terms of the Transaction Documents, the Warrants will be validly issued free from all preemptive or similar rights, taxes, Liens (other than Liens under the 1933 Act and applicable Blue Sky laws) and charges with respect to the issue thereof. As of the Closing, the Company shall have reserved from its duly authorized capital stock not less than 100% of the maximum number of Warrant Shares issuable upon exercise of the Warrants (without taking into account any limitations on the exercise of the Warrants set forth therein). Upon exercise in accordance with the Warrants, the Warrant Shares when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, Liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock (as set forth in the applicable charter documents). Subject to the accuracy of the representations and warranties of the Subscribers in this Agreement, the offer and issuance by the Company of the Securities is exempt from registration under the 1933 Act.

(e)              Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company has been set forth in the SEC Reports and has changed since the date set forth in the most recent applicable SEC Report only to reflect exercises of stock options and other convertible securities that have not been required to be reported by the Company under the 1934 Act. Without limiting the foregoing, as of the date hereof, immediately prior to the issuance of the Warrants, the authorized capital stock of the Company consists of (i) 600,000,000 shares of Common Stock, of which 272,294,380 shares are issued and outstanding, 24,590,141 shares are reserved for issuance pursuant to issued and outstanding options, 12,658,298 shares are reserved for issuance pursuant to securities (other than the aforementioned options) exercisable or exchangeable for, or convertible into, shares of Common Stock, 3,286,444 shares are reserved for issuance under the Company’s 2019 Stock Incentive Plan, and 5,400,000 shares are reserved for issuance under the Company’s 2020 Employee Stock Purchase Plan; and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, none of which are outstanding. Other than as stated in the immediately preceding sentence, the Company does not have any outstanding securities that are exercisable or exchangeable for, or convertible into, shares of Common Stock. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities. The Company does not have any stock appreciation rights or “phantom stock” or similar plans or agreements currently outstanding except as disclosed above.

(f)               Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Subscribers to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by this Agreement as a result of an agreement entered into by the Company.

(g)              Private Placement; No Integrated Offering; No General Solicitation; No Disqualification Events. Assuming in part the accuracy of each Subscriber’s representations and warranties set forth in Section 3.2(c)-(g), (i) no registration under the 1933 Act is required for the offer and sale of the Securities by the Company to the Subscribers under the Transaction Documents, and (ii) the issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Principal Market. Assuming in part the accuracy of the Subscribers’ representations and warranties set forth in Section 3.2, neither the Company, the Company Subsidiaries, any of their respective Affiliates, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Securities under the 1933 Act, whether through integration with prior offerings or otherwise or cause this offering of the Securities to require approval of stockholders of the Company for purposes of the 1933 Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated. Neither the Company, the Company Subsidiaries nor their Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Securities. With respect to Securities to be offered and sold hereunder in reliance on Rule 506(b) under the 1933 Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale, nor any other Person covered by Rule 506(d) (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is or has been subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has determined that no Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Subscribers a copy of any disclosures provided thereunder. No Person has been or will be paid (directly or indirectly) remuneration for solicitation of Subscribers or potential purchasers in connection with the sale of any Regulation D Securities.

(h)              Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested stockholder, business combination, poison pill (including any distribution under a rights agreement, or similar arrangement or plan) or other similar anti-takeover provision under the Company’s articles of incorporation and bylaws, each as amended, that is or could become applicable to the Subscribers as a result of the Subscribers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Subscribers’ ownership of the Securities. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement now in effect relating to accumulations of beneficial ownership of shares of Common Stock or a change in control of the Company or any Company Subsidiary.

(i)                Transfer Taxes. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Subscriber hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(j)                Investment Company Status. Neither the Company nor any Company Subsidiary is, and upon consummation of the sale of the Securities, will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(k)              U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon any Subscriber’s request.

(l)                Loan Documents. The Company hereby acknowledges and agrees that each of the Transaction Documents constitutes a “Loan Document” under the Financing Agreement, including for purposes of determining an Event of Default under the Financing Agreement.

3.2          Representations and Warranties of the Subscribers. Each Subscriber hereby, as to itself only and for no other Subscriber, represents and warrants as of the date hereof and as of the Closing Date (except for representations and warranties that speak as of a specific date, which shall be made as of such date) to the Company as follows:

(a)              Organization; Authority. Such Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Subscriber of the Transaction Documents to which it is a party have been duly authorized by all necessary action on the part of such Subscriber. Each of the Transaction Documents to which such Subscriber is a party has been duly executed by such Subscriber and, when delivered by such Subscriber in accordance with terms hereof, will constitute the valid and legally binding obligation of such Subscriber, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)              No Conflicts. The execution, delivery and performance of the Transaction Documents by such Subscriber and the consummation by such Subscriber of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of such Subscriber’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Subscriber is a party or by which any property or asset of such Subscriber is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which such Subscriber is subject (including, without limitation, foreign, federal and state securities laws and regulations); except in the case of clause (ii) or (iii) above, as would not, reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Subscriber to perform its obligations thereunder.

(c)              Investment Intent. Such Subscriber is acquiring the Securities as principal for its own account for investment purposes and not with a view to distributing or reselling such Securities or any part thereof in violation of applicable securities laws, without prejudice, however, to such Subscriber’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Subscriber to hold the Securities for any period of time. Notwithstanding the foregoing, such Subscriber understands that the Securities have not been registered under the 1933 Act, and therefore the Securities may not be sold, assigned or transferred unless pursuant to (i) an effective registration statement under the 1933 Act with respect thereto or (ii) an available exemption from the registration requirements of the 1933 Act. Such Subscriber has been advised or is aware of the provisions of Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”) as in effect from time to time, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions.

(d)              Subscriber Status. At the time such Subscriber was offered the Securities, it was, and at the date hereof it is, and on each date on which it exercises the Warrants it will be, an “accredited investor” as defined in Rule 501(a) under the 1933 Act.

(e)              Experience of such Subscriber. Such Subscriber, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment. Such Subscriber is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(f)               General Solicitation. Such Subscriber is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or, to such Subscriber’s knowledge, any other general solicitation or general advertisement.

(g)              Access to Data. Such Subscriber has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. Such Subscriber acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. In deciding to enter into this Agreement and the transactions contemplated hereby, such Subscriber has not relied upon any representations and warranties other than the express representations and warranties contained in the Loan Documents. The foregoing, however, does not limit or modify the representations and warranties made by the Company in this Agreement or any other provision in this Agreement or the right of the Subscribers to rely thereon. Such Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Securities.

(h)              Transfer or Resale. Such Subscriber understands that: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Subscriber shall have delivered to the Company (if requested by the Company) an opinion of counsel to such Subscriber, reasonably satisfactory to the Company as to such counsel and to the form of opinion, to the effect that such Securities may be sold, assigned or transferred without registration under the applicable requirements of the 1933 Act; provided, however, that Schulte Roth & Zabel LLP shall be deemed reasonably satisfactory to the Company; provided, further, that no such opinion shall be required to sell, assign or otherwise transfer all or any portion of such Securities to an Affiliate of the holder of the Securities, or (C) such Subscriber provides the Company with assurance reasonably satisfactory to the Company that such Securities can be sold, assigned or transferred pursuant to Rule 144 or to an accredited investor in a private transaction exempt from the registration requirements of the 1933 Act; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(i)                Reliance on Exemptions. Such Subscriber understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire the Securities.

(j)                No Governmental Review. Such Subscriber understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(k)              Legends. Such Subscriber understands that the certificates or other instruments representing the Warrants and the stock certificates representing the Warrant Shares, except as set forth below, shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL SELECTED BY THE HOLDER, IN A FORM REASONABLY SATISFACTORY TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if (i) such Securities are registered for resale under the 1933 Act and the holder has delivered to the Company a representation that such Securities have been sold pursuant to such registration statement, or (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, reasonably satisfactory to the Company as to such counsel and to the form of opinion, to the effect that such sale, assignment or transfer of the Securities may be made (or was made, as applicable under Rule 144) without registration under the applicable requirements of the 1933 Act; provided, however, that Schulte Roth & Zabel LLP shall be deemed reasonably satisfactory to the Company; provided, further, that no such opinion shall be required to sell, assign or otherwise transfer all or any portion of such Securities to an Affiliate of the holder of the Securities. The Company shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

The Company acknowledges and agrees that no Subscriber makes or has made any representations or warranties with respect to the transactions contemplated hereby or by any other Transaction Document other than those specifically set forth in Section 3.2.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1          Register; Pledge.

(a)              The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for each series of the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each permitted transferee) the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours upon reasonable notice for inspection of any Subscriber or its legal representatives.

(b)              The Company acknowledges and agrees that a Subscriber may from time to time pledge or grant a security interest in some or all of the Securities in connection with a bona fide margin agreement secured by the Securities and, if required under the terms of such agreement, such Subscriber may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval of the Company and no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith. Further, no notice shall be required of such pledge. At the appropriate Subscriber’s expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities.

4.2          Integration. The Company shall not, and shall use its reasonable best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the 1933 Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the 1933 Act of the sale of the Securities to the Subscribers or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of the Principal Market.

4.3          Reservation and Listing of Securities. So long as any Subscriber owns any Warrants, the Company shall take all action necessary to at all times after the date hereof have authorized, and reserved for the purpose of issuance, no less than 100% of the number of shares of Common Stock issuable upon exercise of the Warrants then outstanding (without taking into account any limitations on the exercise of the Warrants set forth in the Warrants).

4.4          Form D and Blue Sky. The Company shall file a Form D with respect to the Securities as required under Regulation D. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the Securities for sale to the Subscribers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Subscribers on or prior to the Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the Securities to the Subscribers.

4.5          Indemnification. In consideration of each Subscriber’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Subscriber and each other holder of the Warrants and all of their shareholders, partners, members, officers, directors, employees and investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents, or (ii) the status of such Subscriber as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents. For the avoidance of doubt, clauses (a) and (b) of the preceding sentence are intended to apply, and shall apply, to direct claims asserted by any Subscriber against the Company as well as any third party claims asserted by an Indemnitee (other than a Subscriber) against the Company. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN ANY TRANSACTION DOCUMENT, THE COMPANY SHALL HAVE NO OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO (I) ANY INDEMNIFIED LIABILITIES TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL ORDER SUBJECT TO NO FURTHER APPEAL, OF THAT INDEMNITEE OR ANY OF ITS AFFILIATES OR (II) ANY SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES RELATING TO ANY TRANSACTION DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE).

ARTICLE V.
CLOSING DELIVERABLES

5.1          Closing Deliverables of the Company. At the Closing, the Company shall deliver to the Investors the following:

(a)            Representations and Warranties; Certificates. The representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Subscriber shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Subscriber, in the form attached hereto as Exhibit B. In addition, such Subscriber shall have received a certificate, executed by the Secretary or other applicable officer of the Company, dated as of the Closing Date, as to the resolutions consistent with Section 3.1(a) as adopted by the Company’s Board of Directors in a form reasonably acceptable to such Subscriber and the incumbency and specimen signature of each officer of the Company who may sign this Agreement and the other Transaction Documents, in the form attached hereto as Exhibit C.

(b)            Transaction Documents. The Company shall have duly executed and delivered to such Subscriber (i) each of the Transaction Documents to which it is a party and (ii) Warrants for such aggregate number of shares of Common Stock as is set forth across from such Subscriber’s name in column (3) of the Schedule of Subscribers.

(c)            Legal Opinion. Such Subscriber shall have received the opinion of DLA Piper LLP (US), the Company’s outside counsel, dated as of the Closing Date, in the form and substance reasonably acceptable to the Subscribers.

ARTICLE VI.
MISCELLANEOUS

6.1          Fees and Expenses. The Company shall reimburse the Designee or its designee(s) (in addition to any other expense amounts paid to any Subscriber prior to the date of this Agreement) for all reasonable and documented actual costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all reasonable and documented legal fees and disbursements in connection therewith and documentation and implementation of the transactions contemplated by the Transaction Documents) on or prior to the Closing, which amount shall be paid by the Company at the Closing. The Company shall pay, and hold each Subscriber harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any claim relating to any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for any Persons engaged by any Subscriber) relating to or arising out of the transactions contemplated hereby as a result of an agreement entered into by the Company. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the Securities to the Subscribers.

6.2          Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Subscribers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Subscriber makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Required Holders, and any amendment to this Agreement made in conformity with the provisions of this Section 6.2 shall be binding on all Subscribers and holders of Warrants. No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought. No such amendment shall be effective to the extent that it applies to less than all of the holders of Warrants then outstanding. The Company has not, directly or indirectly, made any agreements with any Subscribers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement and the Financing Agreement, no Subscriber has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents or holders of the Warrants, as the case may be.

6.3          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon delivery, when delivered personally; (b) upon confirmation of delivery, when sent by electronic mail; or (c) upon delivery or refusal of delivery when sent via a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

If to the Company:	TherapeuticsMD, Inc. 951 Yamato Road, Suite 220 Boca Raton, FL 33431 Attention: General Counsel

With a copy (for information purposes only) to:	DLA Piper LLP (US) 200 South Biscayne Boulevard Suite 2500 Miami, FL 33131 Attention: Joshua M. Samek, Esq.

If to a Subscriber:	To its address set forth on the Schedule of Subscribers, with copies to such Subscriber’s representatives as set forth on the Schedule of Subscribers.

With a copy (for information purposes only) to:	Schulte Roth & Zabel LLP 919 Third Avenue New York, NY 10022 Attention: F. Xavier Kowalski

or such other address as may be designated in writing hereafter, in the same manner, by such Person by two (2) Business Days’ prior notice to the other party in accordance with this Section 6.3. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, or (ii) provided by a courier or overnight courier service shall be rebuttable evidence of personal service or receipt from a nationally recognized overnight delivery service in accordance with clause (a) or (c) above, respectively.

6.4               Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

6.5               Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscribers, except in connection with a Fundamental Transaction (as defined in the Warrant). Any Subscriber may assign its rights under this Agreement to any Person to whom such Subscriber assigns or transfers any Warrants, provided such transferee (i) agrees in writing in favor of the Company to be bound, with respect to the transferred Warrants, by the provisions hereof and of the applicable Transaction Documents that apply to the “Subscribers” and (ii) is not a Disqualified Institution (as defined in the Financing Agreement). Notwithstanding anything to the contrary herein, Securities may be pledged to any Person in connection with a bona fide margin account or other loan or financing arrangement secured by such Securities.

6.6               No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee is an intended third party beneficiary of Section 4.5 and may enforce the provisions of such Sections directly against the parties with obligations thereunder.

6.7               Governing Law; Venue; Waiver of Jury Trial. This Agreement and the Warrants shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement and the Warrants shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York (except for matters governed by corporate law in the State of Nevada). The Company, each Subscriber and each holder of a Warrant, by acceptance thereof, agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and the Warrant (whether brought against any such party or its respective affiliates, directors, officers, stockholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, Borough of Manhattan. The Company, each Subscriber and each holder of a Warrant, by acceptance thereof, hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement or a Warrant) and hereby irrevocably waives and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. THE COMPANY, EACH SUBSCRIBER AND EACH HOLDER OF A WARRANT, BY ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT, A WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY.

6.8               Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery and/or exercise of the Warrants, as applicable.

6.9               Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) filed of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such signature page were an original thereof.

6.10            Severability. If any provision of a Transaction Document is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid, or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of the Transaction Document so long as the Transaction Document as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof or thereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid, or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

6.11            Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Subscriber exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Subscriber may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.12            Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Company, each Subscriber and each holder of a Warrant, by acceptance thereof, will be entitled to specific performance under the Transaction Documents. Any Person having any rights under any provision of any Transaction Document shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of the Transaction Document and to exercise all other rights granted by law. Furthermore, the Company, each Subscriber and each holder of a Warrant, by acceptance thereof, recognize that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the other parties. Each of such parties therefore agrees that the other parties shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of showing economic loss and without any bond or other security being required.

6.13            Payment Set Aside. To the extent that the Company makes a payment or payments to any Subscriber hereunder or pursuant to any of the other Transaction Documents or any Subscriber enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company or any Company Subsidiary by a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.14            Further Assurances. The Company, each Subscriber and each holder of a Warrant, by acceptance thereof, shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

6.15            Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

THERAPEUTICSMD, INC.

By:	/s/ Robert G. Finizio
Name: Robert G. Finizio
Title: Chief Executive Officer

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

Sixth Street Specialty Lending, Inc.

By:	/s/ Joshua Easterly
Name: Joshua Easterly
Title: Chief Executive Officer

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

Redwood IV Finance 1, LLC

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Vice President

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, each Subscriber and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

SUBSCRIBER:

TAO Finance 1, LLC

By:	/s/ Joshua Peck
Name: Joshua Peck
Title: Vice President

[Signature Page to Subscription Agreement]

SCHEDULE OF SUBSCRIBERS

(1)	(2)	(3)	(4)

Subscriber	Address and Facsimile Number	Number of Warrant Shares	Legal Representative’s Address and Facsimile Number

Sixth Street Specialty Lending, Inc.	2100 McKinney Ave, Suite 1500 Dallas Texas 75201 Attn: Joshua Peck; Sixth Street Legal	712,817	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: F. Xavier Kowalski

Redwood IV Finance 1, LLC	2100 McKinney Ave, Suite 1500 Dallas Texas 75201 Attn: Joshua Peck; Sixth Street Legal	1,188,029	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: F. Xavier Kowalski
TAO Finance 1, LLC	2100 McKinney Ave, Suite 1500 Dallas Texas 75201 Attn: Joshua Peck; Sixth Street Legal	2,851,270	Schulte Roth & Zabel LLP 919 Third Avenue New York, New York 10022 Attention: F. Xavier Kowalski

EXHIBIT A

Warrants

(See attached)

EXHIBIT B

Officer’s Certificate

(See attached)

EXHIBIT C

Secretary’s Certificate

(See attached)